Exhibit 99.1

For Immediate Release

Cushman & Wakefield Announces Closing of $650 Million Senior Secured Notes Offering

Chicago, May 22, 2020 – Cushman & Wakefield plc (NYSE: CWK) (“Cushman & Wakefield”) today announced that its indirect, wholly owned subsidiary, Cushman & Wakefield U.S. Borrower, LLC (the “Issuer”), has closed its previously announced offering of $650 million of its 6.75% senior secured notes due 2028 (the “Notes”). The Notes were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds from the offering will be used for working capital and general corporate purposes.

The Notes are guaranteed by DTZ UK Guarantor Limited, a private limited company organized under the laws of England and Wales and a direct wholly owned subsidiary of Cushman & Wakefield (“Holdings”), and each of Holdings’ existing and future wholly owned domestic and U.K. restricted subsidiaries that guarantees Cushman & Wakefield’s existing senior secured credit facility.

The Notes were offered and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or the securities laws of any state or jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to purchase the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cushman & Wakefield

Cushman & Wakefield (NYSE: CWK) is a leading global real estate services firm that delivers exceptional value for real estate occupiers and owners. Cushman & Wakefield is among the largest real estate services firms with approximately 53,000 employees in 400 offices and 60 countries. In 2019, the firm had revenue of $8.8 billion across core services of property, facilities and project management, leasing, capital markets, valuation and other services. To learn more, visit www.cushmanwakefield.com or follow @CushWake on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.

Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. You should not place undue reliance on any forward-looking statements and should consider the factors discussed in Cushman & Wakefield’s annual report on Form 10-K for December 31, 2019 and 10-Q for the period ended March 31, 2020, including those discussed under sections “Item 1A—Risk Factors” therein.

The forward-looking statements included in this press release are made as of the date hereof, and except as required by law, Cushman & Wakefield undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release.

MEDIA CONTACT:

Grace Wilk

Corporate Communications

+1 312 470 1848

grace.wilk@cushwake.com